EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Willdan Group, Inc.

We consent to the use of our report dated March 30, 2010, with respect to the consolidated balance sheets of Willdan Group, Inc. and subsidiaries as of January 1, 2010 and January 2, 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 1, 2010, incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California

August 11, 2010